SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EARL SCHEIB

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/11/96            4,500             7.5500
               THE GABELLI EQUITY TRUST,INC.
                                 9/27/96            2,500             8.0550
          GAMCO INVESTORS, INC.
                                10/11/96            5,000             7.5000
                                10/10/96            4,000             7.5234
                                10/09/96            2,300             7.7500
                                10/08/96            1,000             8.0000
                                10/07/96            1,200             8.0000
                                 9/24/96            1,000-            8.5000
                                 9/17/96            1,400-            8.5000
                                 9/11/96           10,000             7.9938
                                 9/09/96            2,500             7.7500
                                 9/05/96            1,700             7.8750
                                 9/03/96              700             7.8750
                                 8/29/96            5,000             7.8750
                                 8/27/96            2,600             7.8750













(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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